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                                                                    EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           HANOVER COMPRESSOR COMPANY


It is hereby certified that:

         1. The name of the corporation (the "corporation") is Hanover Compressor Company.

         2. The corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 17, 1990.

         3. Pursuant to this Certificate, the Certificate of Incorporation of the corporation is to be amended and restated in its entirety to read as follows:

         FIRST: The name of the corporation (hereinafter the "corporation") is:

                          HANOVER COMPRESSOR COMPANY.

         SECOND: The Registered Office of the corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware, 19801. The name of its Registered Agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue, itemized by class, series and par value, is:


==============================================================================================
                                                                                    Number of
                                                       Par Value                      Shares
    Class                    Series                    Per Share                    Authorized
    -----                    ------                    ---------                    ----------
----------------------------------------------------------------------------------------------
  Common                  Undesignated                  $.001                       500,000
----------------------------------------------------------------------------------------------

  Preferred               Undesignated                  $.01                        200,000
==============================================================================================

         FIFTH: The Board of Directors is authorized to provide from time to time for the issuance of shares of preferred stock of the corporation (the "Preferred Stock") and to fix from time to time, before issuance, the designation, preferences and privileges of the
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shares of Preferred Stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

         (a)     The serial designation and authorized number of shares;

         (b) The dividend rate, the date or dates on which such dividends will be payable and the extent to which such dividends may be cumulative;

         (c) The amount or amounts to be received by the holders thereof in the event of voluntary or involuntary dissolution or liquidation of the corporation;

         (d) Whether such shares may be redeemed, and if so, the price or prices at which the shares may be redeemed and any terms, conditions and limitations upon such redemption;

         (e) Any sinking fund provisions for redemption or purchase of such shares;

         (f) The terms and conditions, if any, on which shares may be converted, at the election of the holders thereof, into shares of other capital stock or of other series of Preferred Stock of the corporation; and

         (g)  The voting rights, if any.

         The Board of Directors may also from time to time:

         (h) Alter, without limitation or restriction, the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock; and

         (i) Within the limits or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

         Each series of Preferred Stock may, in preference to the common stock of the corporation, be entitled to dividends from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be determined and fixed by the Board of Directors pursuant to the authority herein conferred upon it.

         Each series of Preferred Stock may be subject to redemption in whole or in part at such price or prices and on such terms,





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conditions and limitations as may be determined and fixed by the Board of
Directors prior to the issuance of such series. Unless otherwise determined by the Board of Directors by authorizing resolution, if less than all of the shares of any series of the Preferred Stock are to be redeemed, they will be redeemed pro rata in accordance with the then holders interests in the Preferred Stock being redeemed. Nothing herein contained is to limit any right of the corporation to purchase or otherwise acquire any shares of any series of Preferred Stock. Any shares of Preferred Stock redeemed or otherwise acquired by the corporation will have the status of authorized and unissued shares, undesignated as to series, and may thereafter, in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time as part of another series or (unless prohibited by the terms of such series as fixed by the Board of Directors) of the same series, subject to the terms and conditions herein set forth.

         SIXTH: The Board of Directors and/or the stockholders of the corporation are expressly empowered to make, alter, amend or repeal the By-Laws of the corporation in the manner to be determined by the terms of the By-Laws then in existence.

         SEVENTH:  The corporation shall have perpetual existence.

         EIGHTH:   The corporation shall indemnify all officers and directors of the corporation, and advance expenses reasonably incurred by such officers and directors in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time.

         NINTH:    Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise





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or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the corporation, as the case may be, and also on the corporation.

         TENTH:    To the fullest extent permitted by the General Corporation
Law of Delaware, as amended from time to time, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         4. The aforesaid amendment and restatement of the Certificate of Incorporation of the corporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the corporation, for the purpose of amending and restating the Certificate of Incorporation of the corporation in its entirety, does hereby make this Certificate, declaring that the facts herein stated are true, and accordingly has hereunto set his hand this 3rd day of August, 1995.


                                            /s/ Curtis Bedrich
                                            ---------------------------
                                                Curtis Bedrich
                                            Treasurer


ATTEST:

/s/ Jeri Howell
--------------------
Jeri Howell
Assistant Secretary





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STATE OF ILLINOIS         )
                          )       SS
COUNTY OF COOK            )


         On this __ day of ________________, 1995, personally appeared before me, a Notary Public in and for the State and County aforesaid, Curtis Bedrich, known to me to be the person described in and who executed the foregoing Amended and Restated Certificate of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         WITNESS my hand and official seal, the day and year first above written.


                                        ___________________________ Notary
                                                  Public




(Notarial Seal)






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